Exhibit 23(a)(iii)




                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       LEGG MASON LIGHT STREET TRUST, INC.


      FIRST: The Board of Directors ("Board") of Legg Mason Light Street Trust, Inc., a Maryland Corporation ("Corporation") organized on August 5, 1998, has, by action effective on October 18, 1999, changed the name of the series of the Corporation heretofore known as "Legg Mason Deep Value Fund" to "Legg Mason Classic Valuation Fund", changed the name of the class of shares heretofore known as "Legg Mason Deep Value Fund, Primary Class shares" to "Legg Mason Classic Valuation Fund, Primary Class shares", and changed the name of the class of shares heretofore known as "Legg Mason Deep Value Fund, Navigator Class shares" to "Legg Mason Classic Valuation Fund, Navigator Class shares".

      SECOND: The renamings described herein were approved by a majority of the entire Board of Directors of the Corporation. The actions described herein are limited to changes expressly permitted by Section 2-605 of the Corporations and Associations Article to be made without action by the shareholders.

      THIRD: The Corporation is registered with the U.S. Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940.

      FOURTH: These Articles of Amendment shall be effective as of October 26, 1999.

      IN WITNESS WHEREOF, the undersigned Vice President of Legg Mason Light Street Trust, Inc. hereby executes these Articles of Amendment on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to be the act of the Corporation and further states under the penalties for perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Date:       October 19, 1999                    /s/ Marie K. Karpinski
                                          ------------------------------------
                                                Marie K. Karpinski
                                                Vice President



Attest:     /s/ Wm. Shane Hughes
           ---------------------
            Secretary


Baltimore, Maryland     (ss)

Subscribed and sworn to before me this 19th day of October, 1999.



/s/ Laura V. Atwater
--------------------
      Notary Public



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